Exihibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Sam Brown, Inc. (media)
Thomas P. Hess, CPA	Mike Beyer (773) 463-4211
Vice President, Finance and CFO
(484) 595-1500

ADOLOR CORPORATION REPORTS

THIRD QUARTER 2007 FINANCIAL RESULTS

EXTON, PA, October 30, 2007—Adolor Corporation (Nasdaq: ADLR) today reported financial results for the three and nine months ended September 30, 2007.

For the three months ended September 30, 2007, the Company reported a net loss of $13.5 million or $(0.29) per basic and diluted share, compared to a net loss of $18.2 million, or $(0.40) per basic and diluted share, in the three months ended September 30, 2006. For the nine month period ended September 30, 2007, the Company reported a net loss of $38.3 million or $(0.83) per basic and diluted share, compared to a net loss of $51.3 million or $(1.16) per basic and diluted share for the same period in 2006.

Contract revenues were approximately $1.8 million and $5.3 million for the three months ended September 30, 2007 and 2006, respectively, and were approximately $5.4 million and $10.8 million for the nine months ended September 30, 2007 and 2006, respectively. The decrease in revenues for the three months and nine months ended September 30, 2007 was primarily due to a decrease of $2.6 million and $2.8 million, respectively, in expenses incurred by us and reimbursed by GlaxoSmithKline (Glaxo) under our collaboration agreement. Co-promotion revenues decreased $0.6 million and $1.9 million, respectively, relating to our Arixtra® co-promotion agreement with Glaxo, which terminated in 2006.

Research and development expenses were approximately $11.4 million and $15.5 million for the three months ended September 30, 2007 and 2006, respectively, and were approximately $32.9 million and $43.1 million for the nine months ended September 30, 2007 and 2006, respectively. The decrease in expenses for the three month and nine month periods ended September 30, 2007 was principally related to decreased expenses in our alvimopan programs and discontinuation of our sterile lidocaine patch program. These decreases were partially offset by an increase in expenses related to our Delta agonist program.

Marketing, general and administrative expenses were approximately $5.8 million and $10.5 million for the three months ended September 30, 2007 and 2006, respectively, and were approximately $17.1 million and $26.1 million for the nine months ended September 30, 2007 and 2006, respectively. Expense decreases in 2007 were principally the result of decreased personnel expenses, including expenses primarily associated with the disbanded sales force, as well as lower marketing and sales expenses.

As of September 30, 2007, the Company had approximately $147.5 million in cash, cash equivalents and short-term investments.

About Adolor Corporation

Adolor Corporation (Nasdaq:ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg® (alvimopan) is Adolor’s lead product candidate under development for the management of the gastrointestinal side effects associated with opioid use. Adolor and GlaxoSmithKline (GSK) are collaborating in the worldwide development and commercialization of Entereg in multiple indications. Adolor also has a number of discovery and clinical research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

Arixtra® is a registered trademark of GlaxoSmithKline.

This release, and oral statements made with respect to information contained in this release, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that the alvimopan Investigational New Drug Applications (INDs) remain on clinical hold indefinitely; the risk that Adolor may not receive regulatory approval of Entereg ® (alvimopan) for POI, OBD, or any other indication; the risk that Adolor may not be able to adequately address the deficiencies in the November 2006 FDA approvable letter; the risk that a risk management plan could materially adversely affect the commercial prospects for Entereg, if regulatory approval is achieved; the risk that Adolor may not obtain FDA approval for Entereg in POI, whether due to Adolor’s inability to provide additional data satisfactory to the FDA to obtain approval for the NDA, the adequacy of the safety and efficacy data from all of the Entereg studies, changing regulatory requirements, the risk that the FDA may not agree with Adolor’s and GSK’s analyses of the Entereg studies (including Study 014) and may evaluate the results of these studies by different methods or conclude that the results from the studies, whether or not statistically significant, do not support safety, efficacy, a favorable risk/benefit profile, or there were human errors in the conduct of the studies, or otherwise; adverse safety findings in any Entereg studies; the risk that filing targets for regulatory submissions or user fee goal dates are not met; the risk that the results of other clinical trials of Adolor’s drug product candidates, including Entereg, are not positive; the risk that our Delta product candidates ADL5859 and ADL5747 will show adverse safety findings that make them unsuitable for further development; the risk that our Delta product candidates do not show utility in treating pain or any other clinical indications; the risk that filing targets for regulatory filings or FDA user fee goal dates are not met; the risk of product liability claims; reliance on third party manufacturers; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GSK, in connection with the development and commercialization of Entereg; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

This press release is available on the website http://www.adolor.com.

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[Financial data table follows]

ADOLOR CORPORATION

STATEMENTS OF OPERATIONS DATA

(Unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
REVENUES
Contract revenues	$1,820,078	$5,274,588	$5,446,700	$10,801,683

OPERATING EXPENSES
Research and development	11,439,730	15,496,036	32,948,745	43,061,456
Marketing, general and administrative	5,800,276	10,495,160	17,142,390	26,105,792

Total operating expenses	17,240,006	25,991,196	50,091,135	69,167,248

Loss from operations	(15,419,928)	(20,716,608)	(44,644,435)	(58,365,565)
Interest income and other, net	1,880,623	2,544,074	6,302,008	7,042,130

Net loss	$(13,539,305)	$(18,172,534)	$(38,342,427)	$(51,323,435)

Basic and diluted net loss per share	$(0.29)	$(0.40)	$(0.83)	$(1.16)

Shares used in computing basic and diluted net loss per share	45,939,479	45,780,926	45,930,461	44,332,185

			BALANCE SHEET DATA (Unaudited)
			SEPTEMBER, 2007	DECEMBER 31, 2006
Cash, cash equivalents and short-term investments			$147,470,543	$185,562,009
Working capital			140,184,993	173,130,129
Total assets			157,444,498	200,597,580
Total stockholders’ equity			120,788,383	153,180,628